                               EXHIBIT INDEX



 Exhibit
 Number              Description
 -------             -----------
   99          BankAmerica Corporation press release dated
               April 17, 1996 titled "BankAmerica First Quarter
               Earnings."
































    4063959

                                                               Exhibit 99
  [BankAmerica Corporation logo appears here]
                                                                     News

                                                             For release:

  BankAmerica Corporation







  Contact:   Peter Magnani
             (415) 953-2418

                     BANKAMERICA FIRST QUARTER EARNINGS

       SAN FRANCISCO, April 17, 1996 -- BankAmerica Corporation (BAC) today reported first-quarter 1996 earnings per share of $1.79, an increase of 23 percent from $1.46 for the same period a year ago. Net income for the first quarter of 1996 was $720 million, up 18 percent from the first quarter of 1995. The return on average common equity for the first quarter of 1996 was 15.19 percent, an increase of 133 basis points from the same period of 1995.

       "We are pleased that BankAmerica's financial performance continued to improve in the first quarter of 1996," Chief Executive Officer David
  A. Coulter said. "Of particular significance was our ability to hold noninterest expense essentially flat and to improve our expense-to-revenue ratio. Going forward, we hope to continue the momentum we have established in earnings per share and return on common equity."

  FINANCIAL HIGHLIGHTS:

    . Net interest income was up $100 million, or 5 percent, from the amount reported for the first quarter of 1995. This increase primarily resulted from broad-based growth in the loan portfolio. BAC's net interest margin for the first quarter of 1996 was
       4.36 percent, down 19 basis points from the amount reported in the comparable period a year ago, and down 8 basis points from the previous quarter. The decline in the net interest margin from the previous quarter was largely attributable to a $2.1 billion increase in average financial assets and increased reliance on wholesale funding sources to support balance sheet growth.





                                - more -

    . Noninterest income increased $181 million, or 17 percent, from the first quarter of 1995 due to growth in several categories. In particular, results from trading and venture capital activities continued to improve. Other income for the first quarter of 1996 included a pre-tax gain of $50 million associated with the completed components of the previously announced divestiture of BAC's institutional trust and securities services business.

    . Noninterest expense increased $24 million, or 1 percent, from the first quarter of 1995. Expenses for the first quarter of 1996 included the effects of higher performance-based pay and retirement program benefits, contributions to the BankAmerica Foundation, and lower regulatory fees and related expenses attributable to reduced FDIC deposit premium assessment rates.

    . BAC's expense to revenue ratio decreased 74 basis points from the previous quarter to 55.83 percent in the first quarter of 1996. This is the sixth consecutive quarter that this measure of operating efficiency has improved.

    . The provision for credit losses was $180 million, up $80 million from the first quarter of 1995. Net credit losses were $239 million for the first quarter of 1996, up $162 million from the comparable period a year ago, while nonaccrual assets decreased
       $194 million, or 10 percent, between year-end 1995 and March 31, 1996.

    . In connection with BAC's ongoing efforts to return excess capital to its shareholders, BAC repurchased 4.6 million shares of its common stock during the first quarter of 1996 at an average per-share price of $68.24, which reduced stockholders' equity by $316 million. These shares were repurchased on the open market over 30 trading days and represented approximately 11 percent of the total volume of BAC common stock traded on those days. Remaining buyback authority for common stock under its current repurchase program totaled $1.84 billion at March 31, 1996.

    . On March 31, 1996, BAC redeemed all 400,000 outstanding shares of its 11% Cumulative Fixed Preferred Stock, Series J, reducing stockholders' equity by $218 million.

                      (end of text, tables follow)

     Look for quarterly earnings on BankAmerica's home page on the Internet
                      <http://www.BankAmerica.com>






                                - Page 2 -

                BankAmerica Corporation and Subsidiaries
                          Financial Highlights


                                  Table 1
                  Summary of Results and Statistical Data

                                             First     Fourth       First
    (dollar amounts in millions,           Quarter    Quarter     Quarter
    except per share data)                    1996       1995        1995
                                           -------    -------     -------

 1  Net income                               $ 720      $ 704      $ 611
 2  Earnings per common and common
      equivalent share                        1.79       1.74       1.46
 3  Earnings per common share -
      assuming full dilution                  1.79       1.74       1.45

    Rate of return (based
      on net income) on:
 4    Average total assets                    1.22%       1.20%     1.14%
 5    Average common equity                  15.19       14.96     13.86
 6  Net interest margin/a/                    4.36        4.44      4.55

 7  Full-time-equivalent staff
      at period end (in thousands)            78.7        79.9      81.2
 8  Employees at period
      end (in thousands)                      94.1        95.3      97.5

    Results excluding the effects of
      amortization of intangibles:/b/
 9    Net income                             $ 789       $ 774     $ 683
10    Earnings per common and common
        equivalent share                      1.98        1.92      1.66
11    Rate of return on average
        common equity                        16.76%      16.57%    15.68%
- --------------------------------------------------------------------------

  /a/ The net interest margin is computed on a taxable-equivalent basis.
      The taxable-equivalent basis adjustments to net interest income were $5 million, $5 million, and $6 million for the first quarter of 1996, the fourth quarter of 1995, and the first quarter of 1995, respectively.
  /b/ For purposes of this table, amortization of goodwill and identifiable intangibles was computed based upon the related balance sheet components that are deducted from Tier 1 capital under regulatory guidelines. These amortization amounts were excluded from BAC's results and totaled $69 million, $70 million, and $72 million for the first quarter of 1996, the fourth quarter of 1995, and the first quarter of 1995, respectively.

                  BankAmerica Corporation and Subsidiaries
                          Financial Highlights


                                 Table 2
                          Stock and Capital Data

   (dollar amounts in millions,            March 31    Dec. 31    March 31
   except per share data)                      1996       1995        1995
                                           --------    -------    --------

 1 Book value per common share               $48.74     $47.90      $43.72
 2 Common stock cash dividends
     for the quarter ended                      198        169         172
 3 Preferred stock cash dividends
     for the quarter ended                       53         53          62
 4 Number of common shares out-
     standing (in thousands)                364,082     367,447    369,543
 5 Average number of common and
     common equivalent shares
     outstanding for the quarter
     ended (in thousands)                   372,385     374,283    375,084
 6 Average number of common
     shares outstanding - assuming
     full dilution for the quarter
     ended (in thousands)                   373,548     374,669    381,141
 7 Common equity to total assets               7.58%       7.57%      7.24%
 8 Total risk-based capital ratio             11.50/a/    11.48      11.61
 9 Tier 1 risk-based capital ratio             7.30/a/     7.35       7.27
10 Total risk-based capital                $ 23,464/a/ $ 23,416   $ 22,285
11 Risk-weighted assets                     204,369/a/  203,995    191,962
12 Tier 1 risk-based capital                 14,928/a/   14,991     13,951
- --------------------------------------------------------------------------

  /a/   Amounts are preliminary.

                 BankAmerica Corporation and Subsidiaries
                          Financial Highlights


                                 Table 3
                        Tier 1 Capital Generation

                                                                First
                                                              Quarter
   (in millions)                                                 1996
                                                              -------

   Generations:
 1   Net income                                                 $720
 2   Amortization of intangibles                                  69
 3   Common stock issuances and other                             67
                                                                ----
 4     Total generations                                         856

   Applications:
 5   Common stock dividends                                      198
 6   Preferred stock dividends                                    53
 7   Common stock repurchased                                    316
 8   Preferred stock redeemed                                    218
                                                                ----
 9     Total applications                                        785

10 Capital attributed to growth
     in risk-weighted assets                                     (27)/a/
                                                                ----
11     Net capital generated after applications                 $ 44
- -----------------------------------------------------------------------

  /a/ Amount is preliminary.


=======================================================================

                                 Table 4
                Selected Average Balance Sheet Components

                                           First     Fourth       First
                                         Quarter    Quarter     Quarter
   (in millions)                            1996       1995        1995
                                        --------   --------    --------
 1 Loans                                $154,929   $151,896    $141,050
 2 Earning assets                        197,712    192,587     181,296
 3 Total assets                          237,083    232,269     217,744
 4 Deposits                              159,543    157,300     149,902
 5 Interest-bearing liabilities          163,842    158,311     150,043
 6 Common equity                          17,665     17,239      16,070
 7 Total equity                           20,281     19,862      19,138

                 BankAmerica Corporation and Subsidiaries
                          Financial Highlights

                                  Table 5
                              Business Sectors

                                                     First Quarter 1996/a/
                             ------------------------------------------
   (dollar amounts                                      Return
   in billions except                Average   Average      on  Expense
   for net income, which        Net    Total     Total  Common       to
   is in millions)           Income   Assets  Deposits  Equity  Revenue/b/
                             ------  -------  --------  ------  -------
 1 U.S. Corporate and
     international banking     $318     $ 89      $ 43   19.57%   47.87%
 2 Consumer banking             296       90        95   17.20    55.58
 3 Middle-market banking         81       21         7   20.96    43.83
 4 Commercial real estate        69       10         2   19.45    26.45
 5 Private banking and
     investment services         18        5         7   17.77    72.58
 6 Other                        (62)      22         6     NM      NM
                               ----     ----      ----
 7   Total                     $720     $237      $160   15.19%   55.83%
                               ====     ====      ====
                                                      First Quarter 1995/a/
                           ---------------------------------------------
                                                        Return
                                   Average    Average       on   Expense
                              Net    Total      Total   Common        to
                           Income   Assets   Deposits   Equity   Revenue/b/
                           ------   ------   --------   ------   -------
 8 U.S. Corporate and
     international banking   $175     $ 80       $ 32    10.77%    54.38%
 9 Consumer banking           250       81         96    16.37     59.54
10 Middle-market banking       75       19          8    21.28     43.06
11 Commercial real estate     115       10          1    35.54     26.01
12 Private banking and
     investment services       16        4          5    18.38     76.14
13 Other                      (20)      24          8      NM       NM
                             ----     ----       ----
14   Total                   $611     $218       $150    13.86%    59.81%
                             ====     ====       ====
- ------------------------------------------------------------------------

 /a/ Amounts are preliminary. For comparability purposes, both
     1996 and 1995 amounts reflect BAC's business-sector allocation methodologies at March 31, 1996.
 /b/ Excludes net other real estate owned expense and amortization of intangibles.
 NM - Not meaningful.

               BankAmerica Corporation and Subsidiaries
                          Financial Highlights

                                  Table 6
                            Trading-Related Income

                                            First     Fourth       First
                                          Quarter    Quarter     Quarter
   (in millions)                             1996/a/    1995        1995
                                          -------    -------     -------
   Trading income:
 1   Interest rate                           $ 12       $ 20        $ 25
 2   Foreign exchange                          98         66          83
 3   Debt instruments                          55         29          21
                                             ----       ----        ----
 4     Total trading income                  $165       $115        $129
                                             ====       ====        ====
   Other trading-related income:/b/
 5   Interest rate                           $  6       $ 18        $  3
 6   Foreign exchange                           6          9           2
 7   Debt instruments                          44         38          28
                                             ----       ----        ----
 8     Total other trading-related
         income                              $ 56       $ 65        $ 33
                                             ====       ====        ====
- -------------------------------------------------------------------------

  /a/ Detailed breakouts of total amounts are preliminary.
  /b/ Primarily includes the net interest revenue and expense associated with these contracts.

               BankAmerica Corporation and Subsidiaries
                           Financial Highlights

                                  Table 7
                             Loan Outstandings

                                         March 31     Dec. 31     March 31
   (in millions)                             1996        1995         1995
                                         --------    --------     --------
   Domestic
   Consumer:
 1   Residential first mortgages         $ 37,701    $ 36,572     $ 34,791
 2   Residential junior mortgages          13,889      13,777       13,808
 3   Other installment                     14,682      13,834       10,989
 4   Credit card                            8,919       9,139        7,757
 5   Other individual lines of credit       1,845       1,847        1,691
 6   Other                                    304         319          409
                                         --------    --------     --------
 7     Total consumer                      77,340      75,488       69,445

   Commercial:
 8   Commercial and industrial             32,193      32,745       30,481
 9   Loans secured by real estate          11,052      10,975       10,504
10   Construction and development
       loans secured by real estate         3,107       3,153        3,526
11   Financial institutions                 2,705       2,834        2,211
12   Lease financing                        1,941       1,927        1,786
13   Agricultural                           1,585       1,737        1,658
14   Loans for purchasing or carrying
       securities                           1,402       1,458        1,348
15   Other                                  1,211       1,574        1,639
                                         --------    --------     --------
16     Total commercial                    55,196      56,403       53,153
                                         --------    --------     --------
17       Total domestic loans             132,536     131,891      122,598

   Foreign
18   Commercial and industrial             15,183      15,003       14,417
19   Banks and other financial
       institutions                         2,916       3,386        2,871
20   Governments and official
       institutions                         1,334       1,020          866
21   Other                                  4,186       4,073        3,407
                                         --------    --------     --------
22     Total foreign loans                 23,619      23,482       21,561
                                         --------    --------     --------
23       Total Loans                     $156,155    $155,373     $144,159
                                         ========    ========     ========

               BankAmerica Corporation and Subsidiaries
                           Financial Highlights


                                  Table 8
                       Selected Credit Quality Data

                                          March 31    Dec. 31     March 31
   (dollar amounts in millions)               1996       1995         1995
                                          --------    -------     --------
   Nonaccrual assets:
 1   Commercial and industrial              $  541     $  619      $  470
 2   Construction and development
       loans secured by real estate            391        462         549
 3   Commercial loans secured by real
        estate                                 251        280         341
 4   Consumer                                  373        385         386
 5   Foreign                                   141        145         189
                                            ------     ------      ------
 6      Total nonaccrual assets             $1,697/a/  $1,891/a/   $1,935/a/
                                            ======     ======      ======

 7  Restructured loans                      $   91     $  113      $  109
 8  Loans past due 90 days or more
      and still accruing interest/b/           360        411         369
 9  Other real estate owned                    492        492         559
10  Allowance for credit losses to
      total loans                             2.24%      2.29%       2.58%
11  Allowance for credit losses to
      total nonaccrual assets               206.01     187.93      192.50
12  Annualized ratio of net credit
      losses to average total loan
      outstandings for the quarter ended      0.62       0.60        0.22
- -------------------------------------------------------------------------

 /a/Includes $1.3 billion, $1.4 billion, and $1.4 billion at March 31, 1996, December 31, 1995, and March 31, 1995,
    respectively, of impaired loans that are accounted for in accordance with Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," as amended, which BAC adopted effective January 1, 1995.
 /b/Includes consumer loans of $336 million, $354 million, and $289 million at March 31, 1996, December 31, 1995, and
    March 31, 1995, respectively.

========================================================================
                                  Table 9
                  Analysis of Change in Nonaccrual Assets

                                                                 First
                                                               Quarter
    (in millions)                                                 1996
                                                               -------

 1  Balance, beginning of period                                $1,891

    Additions:
 2    Loans placed on nonaccrual status                            191

    Deductions:
 3    Sales                                                        (67)
 4    Restored to accrual status                                   (60)
 5    Foreclosures                                                 (11)
 6    Charge-offs                                                  (90)
 7    Other, primarily payments                                   (157)
                                                                ------
 8      Balance, end of period                                  $1,697
                                                                ======

                BankAmerica Corporation and Subsidiaries
                          Financial Highlights


                                Table 10
                     Net Credit Losses (Recoveries)

                                              First     Fourth       First
                                            Quarter    Quarter     Quarter
   (in millions)                               1996       1995        1995
                                            -------    -------     -------
   Domestic consumer:
 1   Residential first mortgages               $ 11       $ 12        $ 14
 2   Residential junior mortgages                16         15          13
 3   Credit card                                103         93          74
 4   Other consumer                              61         55          35
   Domestic commercial:
 5   Commercial and industrial                   19         60         (14)
 6   Loans secured by real estate                 8          4           6
 7   Construction and development
       loans secured by real estate              13          3           3
 8   Financial institutions, lease
       financing, agricultural, and
       loans for purchasing or
       carrying securities                       20          3          (2)
                                               ----       ----        ----
 9       Total domestic                         251        245         129
10 Foreign                                      (12)       (14)        (52)
                                               ----       ----        ----
11          Total Net Credit Losses            $239       $231        $ 77
                                               ====       ====        ====

                 BankAmerica Corporation and Subsidiaries
                   Consolidated Statement of Operations

                                                First     Fourth     First
                                              Quarter    Quarter   Quarter
   (in millions)                                 1996       1995      1995
                                              -------    -------   -------
   Interest Income
 1 Loans, including fees                       $3,297     $3,287    $3,004
 2 Interest-bearing deposits in banks             117        119       112
 3 Federal funds sold                               6          5         8
 4 Securities purchased under
     resale agreements                            155        147       135
 5 Trading account assets                         216        200       163
 6 Available-for-sale and held-to-
     maturity securities                          298        313       314
                                               ------     ------    ------
 7     Total interest income                    4,089      4,071     3,736

   Interest Expense
 8 Deposits                                     1,314      1,307     1,114
 9 Federal funds purchased                         22         35        39
10 Securities sold under repurchase
     agreements                                   163        147       130
11 Other short-term borrowings                    178        168       132
12 Long-term debt                                 254        265       264
13 Subordinated capital notes                      12         12        11
                                               ------     ------    ------
14     Total interest expense                   1,943      1,934     1,690
                                               ------     ------    ------
15     Net interest income                      2,146      2,137     2,046
16 Provision for credit losses                    180        130       100
                                               ------     ------    ------
17     Net interest income after
         provision for credit losses            1,966      2,007     1,946

   Noninterest Income
18 Deposit account fees                           344        334       317
19 Credit card fees                                79         84        75
20 Trust fees                                      63         72        78
21 Other fees and commissions                     320        304       300
22 Trading income                                 165        115       129
23 Net gain on available-for-sale
     securities                                    30          7         1
24 Net gain on sales of assets                     49         29         1
25 Venture capital activities                     110         93        87
26 Other income                                   114        120       105
                                              -------     ------    ------
27     Total noninterest income                 1,274      1,158     1,093

   Noninterest Expense
28 Salaries                                      821         819       809
29 Employee benefits                             202         147       193
30 Occupancy                                     190         198       173
31 Equipment                                     163         169       159
32 Amortization of intangibles                    95          99       109
33 Communications                                 92          93        86
34 Regulatory fees and related expenses           13          23        72
35 Other expense                                 437         418       388
                                              ------      ------    ------
36     Total noninterest expense               2,013       1,966     1,989
                                              ------      ------    ------
37       Income before income taxes            1,227       1,199     1,050
38 Provision for income taxes                    507         495       439
                                              ------      ------    ------
39          Net Income                        $  720      $  704    $  611
                                              ======      ======    ======

                  BankAmerica Corporation and Subsidiaries
                         Consolidated Balance Sheet

                                           March 31    Dec. 31     March 31
    (in millions)                              1996       1995         1995
                                           --------   --------     --------
                                                                   <c.
    Assets
 1  Cash and due from banks                $ 12,870   $ 14,312     $ 12,404
 2  Interest-bearing deposits in banks        5,585      5,761        6,122
 3  Federal funds sold                          143        721          793
 4  Securities purchased under resale
      agreements                              6,198      4,962        5,969
 5  Trading account assets                   11,215      9,516        7,941
 6  Available-for-sale securities            11,287     12,043        9,268
 7  Held-to-maturity securities               4,523      4,656        7,335

 8  Loans                                   156,155    155,373      144,159
 9  Less: Allowance for credit losses         3,496      3,554        3,725
                                           --------   --------     --------
10    Net loans                             152,659    151,819      140,434
11  Customers' acceptance liability           2,761      2,295        1,977
12  Accrued interest receivable               1,469      1,458        1,371
13  Goodwill, net                             4,115      4,192        4,323
14  Identifiable intangibles, net             1,753      1,806        2,176
15  Unrealized gains on off-balance-
      sheet instruments                       7,551      7,801       11,577
16  Premises and equipment, net               4,010      3,985        3,973
17  Other assets                              8,104      7,119        7,525
                                           --------   --------     --------
18     Total Assets                        $234,243   $232,446     $223,188
                                           ========   ========     ========
    Liabilities & Stockholders' Equity
    Deposits in domestic offices:
19    Interest-bearing                     $ 84,314   $ 84,097    $ 87,140
20    Noninterest-bearing                    34,570     36,820      32,712
    Deposits in foreign offices:
21    Interest-bearing                       40,127     37,886      30,718
22    Noninterest-bearing                     1,506      1,691       1,698
                                           --------   --------    --------
23      Total deposits                      160,517    160,494     152,268
24  Federal funds purchased                   2,125      5,160       2,174
25  Securities sold under repurchase
      agreements                              7,640      6,383       6,570
26  Other short-term borrowings              11,523      7,627       8,500
27  Acceptances outstanding                   2,761      2,295       1,977
28  Accrued interest payable                    842        848         739
29  Unrealized losses on off-balance-
      sheet instruments                       7,719      8,227      11,848
30  Other liabilities                         5,875      5,862       4,435
31  Long-term debt                           14,718     14,723      14,846
32  Subordinated capital notes                  356        605         605
                                           --------   --------    --------
33      Total liabilities                   214,076    212,224     203,962

    Stockholders' Equity
34  Preferred stock                           2,423      2,623       3,068
35  Common stock                                604        602         587
36  Additional paid-in capital                8,384      8,328       7,912
37  Retained earnings                        10,067      9,606       8,230
38  Net unrealized gain (loss) on
      available-for-sale securities             (56)         1        (275)
39  Common stock in treasury, at cost        (1,255)      (938)       (296)
                                           --------   --------    --------
40      Total stockholders' equity           20,167     20,222      19,226
                                           --------   --------    --------
41        Total Liabilities and
            Stockholders' Equity           $234,243   $232,446    $223,188
                                           ========   ========    ========